Exhibit 10.1

Memo of Understanding

Reference is made to that Employment Agreement (“Employment Agreement”) made and entered into as of the 19th day of April, 2006 by and among GATEHOUSE MEDIA, INC. f/k/a LIBERTY GROUP PUBLISHING, INC., a Delaware corporation (“Publishing”), GATEHOUSE MEDIA OPERATING, INC. f/k/a LIBERTY GROUP OPERATING, INC., a Delaware corporation (“Operating” and together with Publishing, the “Company”) and MARK THOMPSON (“Executive”). Capitalized terms used by not defined herein have the meanings ascribed to them in the Employment Agreement. Publishing, Operating and Executive agree that, to afford all parties to the Employment Agreement the benefits of increased flexibility, the Guaranteed 2006 Bonus may be paid in any combination of cash and/or securities of Publishing, as determined by Publishing (and Publishing’s Compensation Committee) and agreed by Executive.

To the extent there is a conflict between the terms and condition of the Employment Agreement and this Memo of Understanding, this Memo of Understanding shall control.

Except as expressly set forth herein no other provisions of the Employment Agreement are being modified or amended and the Employment Agreement, as modified hereby, remains in full force and effect.

This Memo of Understanding may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Acknowledged and agreed this 20th day of December 2006.

GATEHOUSE MEDIA, INC.

f/k/a LIBERTY GROUP PUBLISHING, INC.

/s/ Michael E. Reed

Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OPERATING, INC.

f/k/a LIBERTY GROUP OPERATING, INC.

/s/ Michael E. Reed

Name:	Michael E. Reed
Title:	Chief Executive Officer

/s/ Mark R. Thompson
Mark Thompson